Exhibit 3.2
AMENDED AND RESTATED REGULATIONS
OF THE LUBRIZOL CORPORATION
ARTICLE I
MEETINGS OF SHAREHOLDERS
Section 1. Annual Meeting.
     The annual meeting of the shareholders of the Company shall be held at the principal office of the Company, or at such other place within or without the State of Ohio as the directors may determine, on the fourth Monday of April of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.
Section 2. Special Meetings.
     (a) General. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors, or by a request in proper written form by holders of fifty percent (50%) or more of the outstanding shares. These meetings may be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as is specified in the notice of the meeting.
     (b) Form of Shareholder Notice. Any shareholder entitled to call a special meeting who desires to do so, must deliver either in person or by registered mail to the President or the Secretary of the Company a written request, which sets forth the matters to be acted upon and the information described in Section 7(c) of this Article I or Section 2(d) of Article II, as applicable.
Section 3. Notice of Meetings.
     (a) General. Written or printed notice of every annual or special meeting of the shareholders stating the time and place and the purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, by mailing the same to his last address appearing on the records of the Company at least seven days before any such meeting. Any shareholder may waive any notice required to be given by law or under these Regulations, and by attendance at any meeting, shall be deemed to have waived notice thereof.
     (b) Notice and Timing of Special Meetings Requested by Shareholders. Within thirty (30) days after written request of any persons entitled to call a special meeting of shareholders is delivered to the President or the Secretary in accordance with Article I, Section 2(b), the Company will provide to each shareholder of record entitled to notice as provided by law, a notice setting forth the date, time and place and the purpose for the meeting; the date of which will be determined by the Company and will not be earlier than seven (7) nor later than ninety (90) days after receipt of the meeting request submitted in accordance with Section 2(b) of this Article I.
Section 4. Persons Becoming Entitled by Operation of Law of Transfer.
     Every person who, by operation of law, transfer, or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Company shall have been duly given to the person from whom he derives his title to such shares.

Section 5. Quorum and Adjournments.
     Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company shall constitute a quorum to hold a shareholders meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, the holders of a majority of the voting shares represented thereat may adjourn from time to time without notice other than by announcement at such meeting.
Section 6. Order and Conduct of Business.
     At any meeting of shareholders, only the business as is properly brought before the meeting may be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 7 of this Article I for proposals regarding business other than nomination of a person for election as a director or, for business regarding nomination of a person for election as a director, Section 2 of Article II. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), or (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors.
     The Chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, any such business shall not be transacted.
Section 7. Shareholder Proposals Regarding Business Other Than Nomination of a Person for Election as a Director.
     (a) General. For business (other than nomination of a person for election as a director) to be properly requested to be brought before an annual meeting by a shareholder, the business must be a proper matter for shareholder action and the shareholder must (i) have given timely notice in proper written form to the President or the Secretary of the Company in accordance with the procedures set forth below, (ii) be a shareholder of record at the time the notice is given for the meeting, and (iii) be entitled to vote at the meeting.
     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.
     (c) Form of the Shareholder Notice. To be in proper written form, a shareholder’s notice to the Company must include:
     (i) as to each matter the shareholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation of the Company, the language of the proposed amendment); and (C) the reasons for conducting the business at the meeting;
     (ii) as to the shareholder giving notice and any Shareholder Associate (defined below): (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the shareholder’s notice; (C) the class and number of any securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the shareholder; (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); (F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Company; (G) a description of any performance-related fees (other than an asset-based fee) to which any of these persons is entitled based on any increase or decrease in the value of shares of the Company as of the date of the notice; and (H) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying those agreements, arrangements or understanding; and
     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposal.
     For purposes of these Regulations, “Shareholder Associate” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (B) any beneficial owner of shares of stock of the Company owned of record or beneficially by the shareholder, (C) any person controlling, controlled by or under common control with the Shareholder Associate, or (D) any person on whose behalf a notice is given.
     Notwithstanding the foregoing provisions of this Section 7, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article I, Section 7 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.
ARTICLE II
BOARD OF DIRECTORS
Section 1. Number.
     The number of directors constituting the whole Board of Directors will be not less than nine (9) nor more than thirteen (13). The exact number of directors will be fixed from time to time within that range by a duly adopted resolution of the Board of Directors.
Section 2. Nominations.
     (a) General. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 2 will be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at an annual meeting or a special meeting duly called for that purpose (i) by or at the direction of the Board of Directors or any nominating committee of the Board of Directors, or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving the notice provided for in this Article II, Section 2 and is a shareholder of record at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth below.
     (b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. For nominations of persons for election as directors to be made at an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.
     (c) Timing for Delivery of the Shareholder Notice for a Special Meeting. For nominations of persons for election as directors to be made at a special meeting duly called for that purpose, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the fifteenth (15th) day following the day on which public announcement of the date of the meeting is first made.
     (d) Form of the Shareholder Notice. To be in proper written form, a shareholder’s notice must include:
     (i) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of each nominee proposed by the shareholder; (B) the principal occupation or employment of each nominee; (C) the class and number of securities of the Company that are beneficially owned or owned of record by each nominee; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to each nominee that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Company upon request;
     (ii) as to the shareholder giving the notice and any Shareholder Associate, (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the shareholder’s notice; (C) the class and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); and (F) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying these agreements, arrangements or understanding;
     (iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposed nominee; and
     (iv) a written consent of each proposed nominee to serve as a director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director, and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
     Notwithstanding the foregoing provisions of this Section 2, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for a meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article II, Section 2 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.
     The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section 2, and that the defective nomination will be disregarded.
Section 3. Term of Office and Election of Directors.
     (a) Term of Office. Each member of the Board of Directors will be elected at each annual meeting of shareholders to serve a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death; provided, however, that each member of the Board of Directors serving on the date of the 2009 annual meeting of shareholders, including those elected at that meeting, for a term that is to expire after the 2009 annual meeting of shareholders, will serve the entire term for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death.
     (b) Majority Voting in Uncontested Elections. In order for a nominee to be elected to the Board of Directors in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.
Section 4. Removal.
     Except as otherwise provided by law, all the directors, or any individual director, may be removed from office with or without cause, by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the Company present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called for that purpose.
Section 5. Vacancies.
     Whenever any vacancy occurs within the Board of Directors, the remaining directors will constitute the Board of Directors of the Company until the vacancy is filled or until the number of directors is changed as provided in Article II, Section 1. The remaining directors, though less than a majority of the whole authorized number of the Board of Directors, may, by a vote of a majority of its number, fill any vacancy for a term ending with the next annual meeting or until a successor is duly elected and qualified.
Section 6. Quorum.
     A majority of the directors in office at the time shall constitute a quorum; provided that any meeting duly called, whether a quorum be present or otherwise, may, by note of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any meeting of the directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.

Section 7. Organization Meeting.
     Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof be present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.
Section 8. Regular Meetings.
     Regular meetings of the directors maybe held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, shall be so provided for.
Section 9. Special Meetings.
     Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight (48) hours prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending such meeting, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.
Section 10. Compensation.
     The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Section 2 of Article III hereof, or any combination of salary and attendance fee, provided that no compensation as director shall be paid to any director who is a full-time employee of the Company. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.
ARTICLE III
EXECUTIVE COMMITTEE AND OTHER COMMITTEES
Section 1. Membership and Organization.
     (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of not less than three members, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by note thereof.
     (b) Vacancies occurring in the Committee may be filled by the directors.
     (c) The Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

Section 2. Meetings.
     (a) Meeting of the Committee may be held upon notice of the time and place thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members thereof.
     (b) A majority of the members of the Committee shall be necessary for the transaction of any business and at any meeting the Committee may exercise any or all of its powers and any business which shall come before any meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.
Section 3. Powers.
     Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors in the management and control of the business of the Company; provided that the Committee shall not be empowered to declare dividends, elect officers, nor to fill vacancies among the directors of Executive Committee. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.
Section 4. Other Committees.
     The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 9 and 10 of Article II shall be applicable to such other committees.
ARTICLE IV
OFFICERS
Section 1. Officers Designated.
     The directors at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may see fit. The President, the Chairman of the Board and the Vice Chairman of the Board shall be, but the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
Section 2. Tenure of Office.
     The officers of the Company shall hold office until the next organization meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

Section 3. Chairman of the Board and President.
     The Chairman of the Board shall preside at meetings of shareholders and at meetings of directors. The President shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and in the absence of the Chairman of the Board and of the Vice Chairman of the Board shall also preside at meetings of the directors. The directors shall designate either the Chairman of the Board or the President as chief executive officer of the Company. The chief executive officer of the Company shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, and shall have such other powers and duties as may be prescribed by the directors. During such time as the President or Chairman of the Board, as the case may be, is not the chief executive officer, he shall have such authority and perform such duties as the directors may determine. In case of the absence or disability of the chief executive officer or when circumstances prevent the chief executive officer from acting, the President (if the Chairman of the Board is the chief executive officer) or the Chairman of the Board (if the President is the chief executive officer) shall perform the duties of the chief executive officer.
Section 4. Vice Chairman of the Board.
     The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.
Section 5. Vice Presidents.
     The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the chief executive officer. In case of the absence or disability of the Chairman of the Board and the President or when circumstances prevent them from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the chief executive officer, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company shall be coordinate with like powers of the chief executive officer and any such instrument so executed by such Vice Presidents shall be as valid and binding as though executed by the chief executive officer. In case the chief executive officer and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.
Section 6. Secretary.
     The Secretary shall keep the minutes of all meetings of the shareholders and the directors. He shall keep such records as may be required by the directors, shall have charge of the seal of the Company and shall give all notices of shareholders and directors meetings required by law or by these Regulations, or otherwise, and shall have such other powers and duties as may be prescribed by the directors.
Section 7. Treasurer.
     The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Company, and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts, and hold the same open for inspection and examination of the directors. On the expiration of this term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Company in his hands. He shall have such other powers and duties as may be prescribed by the directors.

Section 8. Other Officers.
     The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the directors may elect, shall have such powers and duties as the directors may prescribe.
Section 9. Delegation of Duties.
     The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.
Section 10. Compensation.
     The directors are authorized to determine or to provide the method of determining the compensation of all officers.
Section 11. Bond.
     Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.
Section 12. Signing Checks and Other Instruments.
     The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.
ARTICLE V
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
Section 1. Indemnification.
     The Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law.
     The indemnification provided for herein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above, indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

ARTICLE VI
MISCELLANEOUS
Section 1. Corporate Seal.
     The corporate seal of this Company shall be circular in form and contain the name of the Company.
Section 2. Provisions in Articles of Incorporation.
     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Company (including in such term whenever used in these Regulations, all amendments to the Articles of Incorporation in force at the time) and in case of any conflict, the provisions in the Articles of Incorporation shall govern.
Section 3. Amendments.
     These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the voting power of the Company, at an annual or special meeting duly called for that purpose. In addition, the Board of Directors may amend or repeal any part of these Regulations to the full extent permitted by applicable law. Notwithstanding the two preceding sentences and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 1, 3 and 4 of Article II of these Regulations will require the affirmative vote, at an annual or special meeting duly called for that purpose, of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Company, unless an amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds percent (2/3%) of the Board of Directors of the Company then in office, in which event shareholders may approve the amendment, alteration, change, repeal or adoption by the affirmative vote of the holders of a majority of the voting power of the Company.